Exhibit 5.b

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street • Post Office Box 1008 • Columbus, Ohio 43216-1008 • Telephone (614) 464-6400 • Facsimile (614) 464-6350
Arthur I. Vorys 1856-1933 Lowry F.Sater 1867-1935 Augustus T. Seymour 1873-1926 Edward L. Pease 1873-1924	In Washington Eleventh Floor 1828 L Street, NW Washington, DC 20036-5109 Telephone (202) 467-8800 Facsimile (202) 467-8900	In Cleveland 2100 One Cleveland Center 1375 East Ninth Street Cleveland, Ohio 44114-1724 Telephone (216) 479-6100 Facsimile (216) 479-6060	In Cincinnati Suite 2000 • Atrium II 221 East Fourth Street Post Office Box 0236 Cincinnati, Ohio 45201-0236 Telephone (513) 723-4000 Facsimile (513) 723-4056	In Alexandria 277 South Washington Street Suite 310 Alexandria, Virginia 22314 Telephone (703) 837-6999 Facsimile (703) 549-4492

February 8, 2005

Central States Can Co. of Puerto Rico, Inc.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Re:	Form S-4 Registration Statement (Reg. No. 333-120780)

Ladies and Gentlemen:

We have acted as special counsel to Central States Can Co. of Puerto Rico, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 (Registration No. 333-120780) originally filed by Crown European Holdings (“CEH”) and the other registrants, including the Company, named therein (the “Guarantors”) on November 24, 2004, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended (the “Registration Statement”), for the purpose of registering the issuance by CEH of up to an aggregate principal amount of €460,000,000 of CEH’s 6 1/4% First Priority Senior Secured Notes due 2011 (the “New Notes”) and the guarantees thereof by the Guarantors (the “New Guarantees”) under the Securities Act. The New Notes are to be issued in exchange for an equal aggregate principal amount of CEH’s outstanding (i) 6 1/4% First Priority Senior Secured Notes due 2011 issued on September 1, 2004; and (ii) 6 1/4% First Priority Senior Secured

Central States Can Co. of Puerto Rico, Inc.

February 8, 2005

Notes due 2011 issued on October 6, 2004, respectively (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”), dated as of September 1, 2004 and October 6, 2004, respectively, by and among CEH, the Company, the other Guarantors, Citigroup Global Markets Inc. and Lehman Brothers Inc., as Representatives of the several Initial Purchasers named in Schedule I thereto, incorporated by reference as Exhibits 4.i and 4.j to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture (the “Indenture”), dated as of September 1, 2004, by and among CEH, the Company, the other Guarantors and Wells Fargo Bank, N. A., as trustee (the “Trustee”), incorporated by reference as Exhibit 4.k to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act.

In rendering the opinions hereinafter set forth, we have examined, in our capacity as special counsel in the State of Ohio to the Company, and for purposes of rendering this opinion, copies of:

(i)	a form of the New Guarantee to be issued by the Company;

(ii)	the Indenture as furnished to us in electronic format on September 1, 2004;

(iii)	the Registration Rights Agreements as furnished to us in electronic format on August 26 and September 30, 2004; and

(iv)	the certificates of an officer of the Company dated September 1, 2004, October 6, 2004 and February 8, 2005 (together, the “Officer’s Certificates”).

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(The documents listed in subparagraphs (i), (ii) and (iii) above being referred to herein collectively as the “Documents”).

In addition, we have examined (a) a Certificate of Good Standing with respect to the Company issued by the Secretary of State of Ohio, dated as of January 27, 2005 (the “Good Standing Certificate”), (b) the Articles of Incorporation of the Company certified by the Secretary of State of Ohio on January 27, 2005, (c) a copy of the Code of Regulations of the Company, certified to us in the Officer’s Certificates as being complete and in full force and effect as of the dates provided in the Officer’s Certificates, (d) a copy of the resolutions adopted by the Board of Directors of the Company and dated as of August 31, 2004 and September 30, 2004, certified to us in the Officer’s Certificates as being complete and in full force and effect as of the dates provided in the Officer’s Certificates, and (e) such other certificates, documents, instruments, laws, statutes, regulations and other matters as we have deemed necessary or advisable in order to render the following opinion.

In rendering this opinion, we have, with your permission, assumed the authenticity of all records, documents, agreements, certificates and instruments examined by us, the correctness of the information contained in all records, documents, agreements, certificates and instruments examined by us, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements, certificates and instruments (other than persons executing documents, agreements, certificates and instruments on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether

Central States Can Co. of Puerto Rico, Inc.

February 8, 2005

certified, conformed, photostatic or by other electronic means) of records, documents, agreements, certificates or instruments.

We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation. As to all matters of fact which are material to our opinion, we have relied, without any independent due diligence or other investigation, upon the truth and accuracy of the representations, warranties and recitals of fact (as opposed to conclusions of law) made or set forth in the Documents and in the Officer’s Certificates, but we have no knowledge that any such statements are inaccurate or incomplete.

As used in the opinion with respect to the Company, the phrases “corporate power and authority,” and “duly authorized” refer and are limited to the Ohio General Corporation Law (R.C. Chapter 1701) and to the Articles of Incorporation and Code of Regulations of the Company and the resolutions adopted by the Board of Directors of the Company referred to hereinabove.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, and to the extent that the law of the State of Ohio applies, we are of the opinion that:

(1) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Ohio, the jurisdiction of its organization, and the Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the New Guarantee of the Company.

Central States Can Co. of Puerto Rico, Inc.

February 8, 2005

(2) The execution, delivery and performance by the Company of its obligations under the New Guarantee of the Company have been duly authorized by the Company.

(3) The Company has duly executed and delivered the Indenture.

The opinions set forth above are subject to the following qualifications and limitations:

In issuing this opinion letter, we have acted only as members of the bar of the State of Ohio. We express no opinion as to matters under or involving any laws other than the laws of the State of Ohio or applicable federal law. We have made no investigation or review of any laws, rules, regulations, judgments, degrees, franchises, certificates, or the like, other than the laws, rules and regulations of the State of Ohio relating to the Company. This opinion speaks as of its date and is strictly limited to the matters stated herein. This opinion is given to you solely for use in connection with the filing of the Registration Statement and may not be relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

We assume no obligation to update or supplement this opinion in response to subsequent changes in the law or future events affecting the transactions contemplated by the Documents. Except in connection with the Registration Statement as afore

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said, no portion of this opinion may be quoted or incorporated by any person or, except as expressly stated above with respect to the prospectus contained in the Registration Statement, in any offering statement or memorandum or prospectus, without our prior written consent.

Very truly yours,

VORYS, SATER, SEYMOUR AND PEASE LLP